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Riverstone Energy Limited

REL to invest $10 million in DCRB PIPE Transaction

London, UK (10 February 2021). RIGL Holdings, LP (“Riverstone”), the Manager of Riverstone Energy Limited (“REL”), has announced the signing of an agreement for REL to purchase $10 million of Decarbonization Plus Acquisition Corporation (“DCRB”) (NASDAQ: DCRB) common stock in a private placement transaction (the “PIPE”) at $10 per share. The PIPE is concurrent with DCRB’s announced merger with Hyzon Motors Inc. (“Hyzon” or the “Company”), the industry-leading global supplier of zero-emissions hydrogen fuel cell powered commercial vehicles. REL is investing in this PIPE alongside existing and new investors, including blue chip institutional investors.

Hyzon, headquartered in Rochester, New York, is a differentiated, pure-play, independent mobility company with an exclusive focus on hydrogen in the commercial vehicle market. The Company’s proven and proprietary hydrogen fuel cell technology enables zero emission, fleet based, commercial transport at competitive performance as measured against both traditional fuel sources and other alternative vehicle power sources. Through its partnerships with market-leading suppliers and manufacturers, and the Company’s commercial relationships with retailers, consumer goods companies, natural resource firms and governments, Hyzon has rapidly expanded its commercial reach with supply agreements to customers around the world. With a demonstrated technology advantage, leading fuel cell performance and a history of rapid innovation, Hyzon is catalyzing the adoption of hydrogen heavy vehicles.

This investment, along with the recent decarbonisation investments in FreeWire (a leading provider of battery-integrated DC fast chargers) and Loanpal (a leading sustainable home improvement fintech provider including residential solar), demonstrates REL’s continued efforts to increase its exposure to the global energy transition thematic while also providing the opportunity to create value for its shareholders.

About Riverstone Energy Limited:

REL is a closed-ended investment company that invests exclusively in the global energy industry across all sectors. REL aims to capitalise on the opportunities presented by Riverstone’s energy investment platform. REL’s ordinary shares are listed on the London Stock Exchange, trading under the symbol RSE. REL has 12 active investments spanning decarbonisation, oil and gas, renewable energy and power in the Continental U.S., Western Canada, Gulf of Mexico and Europe.

For further details, see www.RiverstoneREL.com

About Riverstone Holdings LLC:

Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with approximately US$41 billion of capital raised. Riverstone conducts buyout and growth capital investments in the E&P, midstream, oilfield services, power, and renewable sectors of the energy industry. With offices in New York, London, Houston, Mexico City, Amsterdam and Menlo Park, Riverstone has committed nearly US$43 billion to more than 200 investments in North America, Latin America, Europe, Africa, Asia, and Australia.

For further details, see www.RiverstoneLLC.com

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding DCRB’s proposed acquisition of Hyzon as well as the combined company’s strategy, future operations, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, REL and DCRB disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. REL and DCRB caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either REL, DCRB or Hyzon.

In addition, REL and DCRB caution you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021, by and among DCRB, DCRB Merger Sub Inc., and Hyzon, any PIPE investor’s subscription agreement, and the other agreements related to the business combination (including catastrophic events, acts of terrorism, the outbreak of war, COVID-19 and other public health events), as well as management’s response to any of the foregoing; (ii) the outcome of any legal proceedings that may be instituted against DCRB, Hyzon, their affiliates or their respective directors and officers following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of DCRB, regulatory approvals, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts DCRB’s or Hyzon’s current plans and operations as a result of the announcement of the transactions; (v) Hyzon’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the pace and depth of hydrogen vehicle adoption generally, and the ability of Hyzon to accurately estimate supply and demand for its vehicles, and to grow and manage growth profitably following the business combination; (vi) risks relating to the uncertainty of the projected financial information with respect to Hyzon, including the conversion of pre-orders into binding orders; (vii) costs related to the business combination and the PIPE investment; (viii) changes in applicable laws or regulations, governmental incentives and fuel and energy prices; (ix) the possibility that Hyzon may be adversely affected by other economic, business, and/or competitive factors; (x) the amount of redemption requests by DCRB’s public stockholders; and (xi) such other factors affecting DCRB that are detailed from time to time in DCRB’s filings with the Securities and Exchange Commission (the “SEC”). Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in DCRB’s final prospectus for its initial public offering, which was filed with the SEC on October 21, 2020, and its periodic filings with the SEC, including its Quarterly Report on Form 10-Q for quarterly period ended September 30, 2020. DCRB’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Important Information for Investors and Stockholders

In connection with the proposed business combination, DCRB will file a proxy statement with the SEC. Additionally, DCRB will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of DCRB are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

DCRB and its directors and officers may be deemed participants in the solicitation of proxies of DCRB’s stockholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DCRB’s executive officers and directors in the solicitation by reading DCRB’s final prospectus for its initial public offering, which was filed with the SEC on October 21, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of DCRB’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

Neither the contents of Riverstone Energy Limited’s nor Riverstone Holdings’ websites nor the contents of any website accessible from hyperlinks on the websites (or any other website) is incorporated into, or forms part of, this announcement.

Media Contacts

For Riverstone Energy Limited:

Jingcai Zhu

+1 212 271 6261